UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019
(Address of principal executive offices)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, and effective as of the date thereof, Delcath Systems, Inc. (the “Company”) appointed Sandra Pennell as Senior Vice President of Finance and principal financial and accounting officer of the Company. Anthony Dias, the Company’s former principal financial and accounting officer, will continue to serve in his capacity as the Company’s Vice President of Finance.

Ms. Pennell, 44, previously served as Vice President, Finance of Invivyd, Inc., a biopharmaceutical company working on antibody-based therapies from July 2021 until April 2023. Prior to that, Ms. Pennell served as Vice President, Corporate Controller and Principal Accounting Officer of Vericel Corporation, an advanced cell therapies company, from September 2020 to September 2021, and prior to that as Controller, Senior Director from January 2015 to August 2020. Ms. Pennell is a Certified Public Accountant and holds a Bachelor of Science in Accounting from University of Illinois Urbana-Champaign and a Master of Accountancy from Gies College of Business at University of Illinois Urbana-Champaign.

Ms. Pennell will receive an annual base salary of $295,000, pro-rated for 2023, a bonus of up to 35% of her pro-rated annual base salary, subject to certain bonus achievements, for fiscal year 2023, and a new hire equity grant consisting of an option to purchase 100,000 shares of common stock of the Company, at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on June 12, 2023, and which shall vest over three years with one third vesting on June 1, 2024 and the remainder vesting in equal monthly installments over the twenty-four months following June 1, 2024. The foregoing equity grant is contingent upon the stockholders of the Company approving an increase in the Company’s authorized common stock at its annual stockholder meeting, scheduled for June 12, 2023. There are no arrangements or understandings between Ms. Pennell and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Pennell and any director or executive officer of the Company and Ms. Pennell has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On June 7, 2023, the Company issued a press release announcing Ms. Pennell’s appointment as principal accounting officer and principal financial officer of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: June 7, 2023	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer